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                                                                    EXHIBIT 99.4

I hereby consent to the reference in the Prospectus constituting part of the Registration Statement on Form S-1 of LIN TV Corp. to my name as a person about to become a director of LIN TV Corp.


/s/ ANTOINETTE COOK BUSH

Antoinette Cook Bush


April __ , 2002